UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

BellRing Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39093	87-3296749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code: (314) 644-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BRBR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On April 4, 2022, the Corporate Governance and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of BellRing Brands, Inc. (the “Company”) terminated the Company’s Executive Severance Plan (the “Severance Plan”). Certain of the Company’s named executive officers (including the Chief Financial Officer, Senior Vice President and General Counsel, Chief Growth Officer – Premier Nutrition and Senior Vice President, Operations – Premier Nutrition) were participants in the Severance Plan.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Severance and Change in Control Agreements with Certain Executive Officers

On April 4, 2022, the Committee approved, and the Company entered into, Severance and Change in Control Agreements (each, a “Severance Agreement”) with each of Darcy Horn Davenport, President and Chief Executive Officer; Paul A. Rode, Chief Financial Officer; Douglas J. Cornille, Chief Growth Officer – Premier Nutrition; Craig L. Rosenthal, Senior Vice President and General Counsel; Robin Singh, Senior Vice President, Operations – Premier Nutrition and Marc S. Mollere, Senior Vice President, International – Premier Nutrition (each, an “Executive”). Pursuant to the Severance Agreements, each Executive will be entitled to receive severance benefits in the event of a termination without cause or resignation for good reason (each as defined in the Severance Agreements), as follows:

Name and Title	Termination Type	Payments and Benefits

Darcy Horn Davenport, President and Chief Executive Officer	Termination without Cause or resignation for Good Reason – non-Change in Control

2.0 times the sum of base salary plus target annual bonus, paid in installments over 24 months (“CEO Standard Cash Severance”)

Monthly COBRA premiums for continued healthcare for the Executive and her eligible dependents until the earliest of (i) 24 months following termination, (ii) the date the Executive is eligible for coverage under a subsequent employer’s plan and (iii) the date Executive or her dependents cease to be eligible for COBRA

Termination without Cause or resignation for Good Reason – 6 months prior to or 24 months following a Change in Control

3.0 times the sum of base salary plus target annual bonus, paid in a lump sum; provided that the portion equal to the CEO Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Internal Revenue Code of 1986 (the “Code”)

Monthly COBRA premiums for continued healthcare for the Executive and her eligible dependents until the earliest of (i) 36 months following termination, (ii) the date the Executive is eligible for coverage under a subsequent employer’s plan and (iii) the date Executive or her dependents cease to be eligible for COBRA

Douglas J. Cornille, Chief Growth Officer – Premier Nutrition;

Paul A. Rode, Chief Financial Officer

Craig L. Rosenthal, Senior Vice President and General Counsel;

Robin Singh, Senior Vice President, Operations – Premier Nutrition

Marc S. Mollere, Senior Vice President, International – Premier Nutrition

Termination without Cause or resignation for Good Reason – non-Change in Control

1.0 times the sum of base salary plus target annual bonus, paid in installments over 12 months (“Standard Cash Severance”)

Monthly COBRA premiums for continued healthcare for the Executive and his eligible dependents until the earliest of (i) 12 months following termination, (ii) the date the Executive is eligible for coverage under a subsequent employer’s plan and (iii) the date Executive or his dependents cease to be eligible for COBRA

Termination without Cause or resignation for Good Reason – 6 months prior to or 24 months following a Change in Control

2.0 times the sum of base salary plus target annual bonus, paid in a lump sum; provided that the portion equal to the Standard Cash Severance will continue to be paid in installments if required by Section 409A of the Code

Monthly COBRA premiums for continued healthcare for the Executive and his eligible dependents until the earliest of (i) 24 months following termination, (ii) the date the Executive is eligible for coverage under a subsequent employer’s plan and (iii) the date Executive or his dependents cease to be eligible for COBRA

As a condition to receiving severance, each Executive must execute, deliver and not revoke a general release of claims in favor of the Company and its affiliates. In addition, each Executive is subject to non-competition and employee and customer non-solicitation covenants that last, in the case of Ms. Davenport, during employment and for 24 months thereafter, and in the case of all other Executives, during employment and for 12 months thereafter. Each Executive is also subject to standard confidentiality and intellectual property assignment provisions.

If any payments or benefits under a Severance Agreement would be considered “parachute payments” under Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments will either be (i) reduced so than no portion of the payments is subject to the excise tax or (ii) delivered in full, whichever of the foregoing results in the Executive receiving a greater amount on a net after-tax basis, taking into account all federal, state and local taxes and the excise tax imposed by Section 4999 of the Code.

The foregoing description of the Severance Agreement with each Executive is qualified in the entirety by reference to the complete text of the Severance Agreements, a form of which will be filed with the Company’s next quarterly report on Form 10-Q.

Executive Chairman Equity Awards

On April 5, 2022, the Committee granted Robert Vitale, the Executive Chairman of the Board, an award of 100,000 restricted stock units (“RSUs”) under the Company’s 2019 Long-Term Incentive Plan (the “2019 LTIP”) and an award of 300,000 performance-based RSUs (“PRSUs”) under the 2019 LTIP. The RSUs and PRSUs are the only compensation that Mr. Vitale will receive in respect of his service as Executive Chairman of the Board through February 1, 2025.

The RSUs granted to Mr. Vitale vest in substantially equal installments on the first anniversary of the grant date, the second anniversary of the grant date and February 1, 2025, subject to Mr. Vitale’s continued service as Executive Chairman. Subject to Mr. Vitale’s continued service as Executive Chairman, the PRSUs granted to Mr. Vitale are eligible to vest at the end of a performance period commencing on April 5, 2022 and ending February 1, 2025, based on the ranking of the total shareholder return of the Company’s Common Stock during such performance period compared to the total shareholder return of the common stock of companies included in an industry peer group. The percentage of PRSUs that vest at the end of the performance period ranges from 0% (for performance below the 25th percentile) up to 260% (for performance at or above the 85th percentile).

Simultaneously with the grant of RSUs and PRSUs to Mr. Vitale, the Company and Mr. Vitale entered into a lock-up agreement (the “Lock-Up Agreement”), pursuant to which Mr. Vitale has agreed, subject to certain exceptions, to retain at least 50% of the shares of the Company’s Common Stock held by Mr. Vitale, including shares of Common Stock acquired upon vesting and settlement of the RSU and PRSU awards, until the earlier of (1) the fifth anniversary of the Lock-Up Agreement and (2) the date Mr. Vitale ceases to serve as the Executive Chairman of the Board.

The foregoing description of the terms of the RSU and PRSU awards to Mr. Vitale and the Lock-Up Agreement are qualified in the entirety by reference to the form of award agreements under the 2019 LTIP relating to such awards and the Lock-Up Agreement, copies of which will be filed with the Company’s next quarterly report on Form 10-Q.

Item 8.01.	Other Events.

In connection with the completion of the distribution by Post Holdings, Inc. of an aggregate of 78,076,841 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the merger of a subsidiary of the Company with and into BellRing Intermediate Holdings, Inc. (formerly known as BellRing Brands, Inc., “Old BellRing”), with Old BellRing continuing as the surviving corporation and a wholly-owned subsidiary of the Company, in each case on March 10, 2022 (collectively, the “Transactions”), on April 4, 2022, the Committee approved a technical amendment to the Company’s Director Deferred Compensation Plan (the “Deferred Compensation Plan”) and the Board approved a technical amendment to the 2019 LTIP, in each case to conform the terms of the Deferred Compensation Plan and the 2019 LTIP to the Company as in existence following completion of the Transactions, including clarifying that the Company has a single class of common stock outstanding following the Transactions.

The foregoing descriptions of amendments to the Deferred Compensation Plan and 2019 LTIP are qualified in the entirety by reference to amended Deferred Compensation Plan and amended 2019 LTIP, copies of which will be filed with the Company’s next quarterly report on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022	BellRing Brands, Inc.
(Registrant)

	By:	/s/ Craig Rosenthal
	Name:	Craig Rosenthal
	Title:	Senior Vice President & General Counsel